                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 18, 2000 relating to the consolidated financial statements and financial statement schedules of Xpeed, Inc. and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
July 21, 2000